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                                                                     EXHIBIT 3.2


                           ARTICLES AND PLAN OF MERGER
                                       OF

                                  CASMYN CORP.,
                             A COLORADO CORPORATION

                                       AND

                              ARIES VENTURES INC.,
                              A NEVADA CORPORATION


         The undersigned officers of CASMYN CORP., a Colorado corporation (as the Disappearing Corporation), and of ARIES VENTURES INC., a Nevada corporation (as the Surviving Corporation), agree to these Articles and Plan of Merger, and submit these Articles and Plan of Merger pursuant to the provisions of Sections 92A, et seq., of the Nevada Revised Statutes and Sections 7-111-101, et seq., of the Colorado Business Corporation Act.


                                    ARTICLE I
                            CONSTITUENT CORPORATIONS


         The names and places of organization and governing laws of each constituent corporation are:

         A.       CASMYN CORP., a Colorado corporation (Disappearing
                  Corporation)

         B.       ARIES VENTURES INC., a Nevada corporation (Surviving
                  Corporation)


                                   ARTICLE II
                     ADOPTION OF ARTICLES AND PLAN OF MERGER

         The respective Boards of Directors of the Surviving Corporation and the Disappearing Corporation have adopted these Articles and Plan of Merger.


                                   ARTICLE III
                  APPROVAL OF THE PLAN AND AGREEMENT OF MERGER

         These Articles and Plan of Merger have been approved by the respective shareholders of the Surviving Corporation and the Disappearing Corporation. With respect to each such Corporation, the number of votes cast for the plan of merger (the "Merger") by each voting


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group entitled to vote separately on the Merger was sufficient for approval by that group. With respect to the Disappearing Corporation, the Merger was approved by its shareholders in connection with the approval of a plan of reorganization (the "Plan of Reorganization") filed and entered March 31, 2000 by order of the United States Bankruptcy Court, Central Division of California, San Fernando Valley Division, and effective on April 11, 2000. With respect to the Surviving Corporation, the Merger was approved by its sole shareholder pursuant to an Action by Written Consent dated as of April 21, 2000.


                                   ARTICLE IV
                         TERMS AND CONDITIONS OF MERGER

         A. The Merger is being effected pursuant to the Plan of Reorganization. Upon the effectiveness of the Merger, the Disappearing Corporation shall be merged into the Surviving Corporation, and each share of capital stock of the Disappearing Corporation then outstanding shall be converted into one (1) share of common stock, par value of $0.01 per share, of the Surviving Corporation

         B. The conversion of shares as provided for in these Articles and Plan of Merger shall occur automatically upon the effectiveness of the Merger without action by the holders thereof.

         C. Upon the effectiveness of the Merger, the shares of the Surviving Corporation outstanding immediately prior to the Merger shall be cancelled and extinguished.

         D. Upon the effectiveness of the Merger, the separate existence of the Disappearing Corporation shall cease and the Surviving Corporation shall succeed, without other transfer, to all the rights and property of the Disappearing Corporation and shall be subject to all the debts and liabilities thereof in the same manner as if the Surviving Corporation had itself incurred them.

         E. Upon the effectiveness of the Merger, the Disappearing Corporation, through the persons who were its officers immediately prior to the Merger, shall execute or cause to be executed such further assignments, assurances or other documents as may be necessary or desirable to confirm title to properties, assets and rights in the Surviving Corporation.



                                    ARTICLE V
    AMENDMENTS TO THE ARTICLES OF INCORPORATION OF THE SURVIVING CORPORATION

         The Articles of Incorporation of the Surviving Corporation shall not be amended by these Articles and Plan of Merger.


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                                   ARTICLES VI
                  PRINCIPAL OFFICE OF THE SURVIVING CORPORATION

         The principal office of the Surviving Corporation is 28720 Canwood Street, Suite 207, Agoura Hills, California 91301.


                                   ARTICLE VII
                            EFFECTIVE DATE OF MERGER

         The Merger of the Disappearing Corporation into the Surviving Corporation shall take effect as of the date these Articles and Plan of Merger are filed with the Secretary of State's offices.

Dated this 27th day of April, 2000


SURVIVING CORPORATION:                     DISAPPEARING CORPORATION:

ARIES VENTURES INC.,                       CASMYN CORP.,
a Nevada corporation                       a Colorado corporation


By: /s/ MARK S. ZUCKER                     By: /s/ MARK S. ZUCKER
    -------------------------------            --------------------------------
    Mark S. Zucker, President and              Mark S. Zucker, President and
    Chief Executive Officer                    Chief Executive Officer



By: /s/ ROBERT N. WEINGARTEN               By: /s/ ROBERT N. WEINGARTEN
    --------------------------------           --------------------------------
    Robert N. Weingarten, Chief                Robert N. Weingarten, Chief
    Financial Officer and Secretary            Financial Officer and Secretary


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